SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 29, 2003

                      UNIVERSAL COMMUNICATION SYSTEMS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

        4812                         Nevada                      860887822
        ----                         ------                      ---------
(Commission File Number)   (State or Other Jurisdiction        (IRS Employer
                                 of Incorporation)           Identification No.)

407 LINCOLN RD, STE 6K, MIAMI BEACH, FL                           33139
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(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's Telephone Number, Including Area Code: 305-672-6344


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Item 2.  Acquisition or Disposition of Assets.

 On September 29, 2003, Universal Communication Systems, Inc., a Nevada corporation ("Universal" or "Buyer"), completed its acquisition of Millennium Electric TOU, Ltd., an Israeli corporation ("Millennium" or "Seller"). The acquisition was made pursuant to a Stock Purchase Agreement, dated as of August 22, 2003 (the "Purchase Agreement").

     Pursuant to the Purchase Agreement, Universal and Millenium released their respective shares held in escrow to effect the transaction.

The specific terms of the agreement are as follows:

Four million four hundred thousand (4,400,000) shares of restricted common stock of Buyer in the name of Sellers (the "Initial Stock").
Options to purchase additional eight million eight hundred thousands (8,800,000) shares of Buyer common stock, at a price of $0.05/share, exercisable for a period of five years from the date of the Closing (the "Initial Options"), upon delivery of Draft Financial Statements of the Company for the 2002 fiscal year, and Draft Interim Financial Statements through the quarter ended June 2003 (as further defined in Section 2.4). Within 7 days after receipt of a Revenue Reports indicating the Company has achieved USD $1.3 million in Revenue, options to purchase 13.2 million shares of Buyer common stock, exercisable during a period of 36 months from the date of issuance, at:
USD $0.06 per share, if such Revenue is achieved at any time during the fiscal year ending December 31, 2003; or

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USD $0.07 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2004;
USD $0.08 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2005.
Within 7 days after receipt of a Revenue Report indicating the Company has achieved USD $4.4 million in Revenue, options to purchase additional 13.2 million shares of Buyer common stock, exercisable during a period of 48 months from the date of issuance, at:
USD $0.17 per share if such Revenue is achieved during the fiscal year ending December 31, 2004
USD $0.18 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2005; or
 USD $0.19 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2006.
Within 7 days after receipt of a Revenue Report indicating the Company has achieved USD $12.2 million in Revenue, options to purchase additional 13.2 million shares of Buyer common stock, exercisable during a period of 60 months from the date of issuance, at:
USD $0.37 per share if such Revenue is achieved during the fiscal year ending December 31, 2005; or
USD $0.38 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2006; or USD $0.39 per share if such Revenue is achieved accumulatively at any time, during the fiscal year ending December 31, 2007.

The description of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

     The aggregate purchase price for all of the Shares of Millenium cannot be determined at this time.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements.
     It is impracticable for Universal to file herewith the required financial statements in this Current Report on Form 8-K. The financial statements of Millenium required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b) Pro Forma Financial Information
     It is impracticable for Universal to file herewith the required pro forma financial information in this Current Report on Form 8-K. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c) Exhibits.

         Exhibit
           No.             Exhibit
           ---             -------

         2.1             Stock Purchase Agreement, dated as of August 22,
                         2003, by and among Universal Communication Systems, Inc. and Shareholders of TOU Millennium Electric Ltd.:
                         Ami R. Elazari and Catlan Development Limited.

        99.1             Press Release, dated August 22, 2003.

                                       2
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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Communication Systems, Inc.
(Registrant)



By: /s/ Michael J. Zwebner
   -----------------------------------
Michael J. Zwebner
Chairman and Chief Executive Officer



Dated: September 14, 2003

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